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                                  EXHIBIT 99.1






    CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




        In connection with the Annual Report on Form 11-K of The Bon-Ton Stores, Inc. Profit Sharing/Retirement Savings Plan (the "Plan") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Plan administrators certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




         DATE: June 27, 2003           By:   /s/ Ryan J. Sattler
                                           ---------------------------
                                             Ryan J. Sattler
                                             Plan Administrator



                                        By:   /s/ James H. Baireuther
                                            ------------------------------
                                              James H. Baireuther
                                              Plan Administrator




A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.